UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2010 (February 15, 2010)

Behringer Harvard Opportunity REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On February 15, 2010, Behringer Harvard Opportunity REIT II, Inc. (which may be referred to herein as the “Company,” the “Registrant,” “we,” “our,” or “us”) and Behringer Harvard Opportunity Advisors II LP, our advisor, entered into the Second Amended and Restated Advisory Management Agreement (the “Second Amended and Restated Agreement”) which amends and restates the Amended and Restated Advisory Management Agreement dated October 2, 2009.  In the Second Amended and Restated Agreement, the disposition fee has been removed.  Accordingly, the advisor will not be paid a disposition fee for providing services in connection with the sale of one or more of our assets.  In all other material respects, the terms of the Amended and Restated Advisory Management Agreement remain unchanged.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 15, 2010, the Company’s Board of Directors approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”) effective as of February 15, 2010.  Section 2.02 of the Bylaws was amended in order to provide that the annual meeting of stockholders will be held on any date determined by the Board of Directors.  Prior to the adoption of the amendment, the Bylaws had provided that the annual meeting of stockholders would be held during the month of June.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

3.2(a)                Amendment to Amended and Restated Bylaws of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: February 17, 2010	By:	/s/Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President — Corporate Development & Legal

Exhibit Index

Exhibit No.	Description

3.2(a)	Amendment to the Amended and Restated Bylaws of Behringer Harvard Opportunity REIT II, Inc.